                                                                     EXHIBIT 4.3

                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------

                                pursuant to the

                ASD SYSTEMS, INC. 1999 LONG TERM INCENTIVE PLAN

This NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made and entered into by and between ASD SYSTEMS, INC., a Texas Corporation (the "Company"), and ______________ (the "Optionee"), effective as of ___________, ______ (the "Date of Grant").

     1.  Grant of Option.  The Company hereby grants to the Optionee and the
         ---------------
Optionee hereby accepts, subject to the terms and conditions hereof, a nonqualified stock option (the "Option") to purchase up to _______ shares of Company's Series B Common Stock (the "Common Stock") at the Exercise Price per share set forth in Section 4 below. The Optionee acknowledges that the Common Stock is nonvoting.

     2.  Governing Plan.  This Option is granted pursuant to the Company's 1999
         --------------
Long Term Incentive Plan (the "Plan"), a copy of which is attached hereto. Capitalized terms used but not otherwise defined herein have the meanings as set forth in the Plan. The Optionee agrees to be bound by the terms and conditions of the Plan, which are incorporated herein by reference and which control in case of any conflict with this Agreement.

     3.  Expiration of the Option.  The Option (to the extent not earlier
         ------------------------
exercised or terminated due to cessation of the Optionee's employment or otherwise in accordance with the Plan) will expire at the end of business on _______, 20__, _____ (___) years from the Date of Grant of the option. The Option may terminate sooner under certain circumstances, including, without limitation, termination of the Optionee's employment or other relationship with the Company, as set forth in Section 5.13 (Just Cause Dismissal, death, normal retirement, Permanent Disability and termination other than for Just Cause Dismissal) of the Plan. The Option may not be exercised after its expiration or termination.

     4.  Exercise Plan.  The "Option Price" of the Option is $_____ per share of
         -------------
Common Stock.  The Exercise Price is subject to adjustment as set forth in
Section 6.2 of the Plan.

     5.  Vesting. On each Measurement Date set forth in Column 1 below, the
         -------
Option shall vest and become exercisable for the corresponding number of shares of Common Stock set forth in Column 2 below if the Optionee's employment has not terminated. The "Vested Portion" of the Option as of any particular date shall be the cumulative total of all shares for which the Option has become exercisable as of that date.

       ----------------------------------------------------------------
               Column 1                        Column 2
                                     Shares Vesting on Measurement
           Measurement Date                      Date
       ----------------------------------------------------------------

       ----------------------------------------------------------------

       ----------------------------------------------------------------

       ----------------------------------------------------------------

       ----------------------------------------------------------------

       ----------------------------------------------------------------

     Notwithstanding the foregoing, in the event the Optionee's employment with the Company and/or its subsidiaries is terminated within one (1) year after a "Change in Control" then, immediately prior to the effective date of such termination, all Options which have not lapsed, shall become fully vested and exercisable (if not already vested and exercisable) by Optionee for a period of thirty (30) days thereafter. In addition, upon a Change in Control, pursuant to
Section 7.2 of the Plan, this Option shall be automatically converted into the right to receive, and thereafter shall be exercisable for, in accordance with the Plan and this Agreement, the securities, cash and/or other consideration that a holder of the shares underlying the Options would have been entitled to receive upon consummation of a Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of appropriate exercise prices). The phrase "Change in Control" used but not otherwise defined herein has the meaning set forth in Article VIII of the Plan.

     6.  Exercise of the Option.  The Vested Portion (as herein defined) of the
         ----------------------
Option may be exercised, to the extent not previously exercised, in whole or in part, at any time or from time to time prior to the expiration or termination of the Option, except that no Option shall be exercisable except in respect to whole shares, and not less than one hundred (100) shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option. Exercise shall be accomplished by providing the Company with written notice in the form of Exhibit I hereto, which notice shall be irrevocable when delivered and effective upon payment in full of the Option Price in accordance with Section 5.04 of the Plan and any amounts required in accordance with Section 5.11 of the Plan for withholding taxes, and the satisfaction of all other conditions to exercise imposed under the Plan.

     7.  Payment of Option Price.  Upon any exercise of the Option, the exercise
         -----------------------
price for the number of shares for which the Option is then being exercised and the amount of any federal, state and local withholding shall be paid in full to the Company in cash or in such other form as the Long Term Incentive Plan Committee deems acceptable at the time of exercise.

     8.  Nontransferability of Option.  The Option shall not be transferable or
         ----------------------------
assignable by the Optionee, other than in accordance with Section 5.9 of the Plan or by will or the laws of descent and distribution (or as otherwise permitted by the Long Term Incentive Plan Committee in its sole discretion), and shall be exercisable during the Optionee's lifetime only by him or her or by his or her legal representative(s) or guardian(s).

     9.  Administration.  The Plan and this Agreement shall be administered and
         --------------
may be definitively interpreted by the Long Term Incentive Plan Committee, and the Optionee agrees to accept and abide by the decisions of such Long Term Incentive Plan Committee concerning administration and interpretation of the Plan and this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company by its duly authorized officer, and by the Optionee in acceptance of the above-mentioned Option, subject to the terms and conditions of the Plan and of this Agreement, all as of the day and year first above written.

                                   ASD SYSTEMS, INC.

                                                 /s/
                                   -------------------------------------------
                                   By:  Norm Charney, President

                                   OPTIONEE

                                                 /s/
                                   -------------------------------------------

                              NOTICE OF EXERCISE
                                     under
                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------
                                pursuant to the
                ASD SYSTEMS, INC. 1999 LONG TERM INCENTIVE PLAN

To:   ASD Systems, Inc. (the "Company")

From: _____________________

Date: _____________________

      Pursuant to the ASD Systems, Inc. 1999 Long Term Incentive Plan (the "Plan") and the Nonqualified Stock Option Agreement (the "Agreement") between the Company and myself effective ______________________, I hereby exercise my Option as follows:

    ---------------------------------------------------------------------------------------------
    Number of shares of Common Stock I wish to purchase under the Option
    ---------------------------------------------------------------------------------------------
    Exercise Price per share                                                      $
    ---------------------------------------------------------------------------------------------
    Total Exercise Price                                                          $
    ---------------------------------------------------------------------------------------------
    "Vested Portion" of Option (see definition in Section 5 of the Agreement)
    ---------------------------------------------------------------------------------------------
    Number of shares I have previously purchased by exercising the Option
    ---------------------------------------------------------------------------------------------
    Expiration Date of the Option
    ---------------------------------------------------------------------------------------------

      I hereby represent, warrant, and covenant to the Company that:

      a. I am acquiring the Common Stock for my own account, for investment, and not for distribution or resale, and I will make no transfer of such Common Stock except in compliance with applicable federal and state securities laws and in accordance with the provisions of the Plan.

      b. I can bear the economic risk of the investment in the Common Stock resulting from this exercise of the Option, including a total loss of my investment.

      c.  I am experienced in business and financial matters and am capable of
(i) evaluating the merits and risks of an investment in the Common Stock; (ii) making an informed investment decision regarding exercise of the Option; and
(iii) protecting my interests in connection therewith.

      I acknowledge that I must pay the exercise price in full and make appropriate arrangements for the payment of all federal, state and local tax withholdings due with respect to the Option exercised herein, before the stock certificate evidencing the shares of Common Stock resulting from this exercise of the Option will be issued to me.

      Attached in full payment of the exercise price for the Option exercised
herein is (   ) a check made payable to the Company in the amount of
$___________________.


                                             ___________________________________

                       INCENTIVE STOCK OPTION AGREEMENT
                       --------------------------------

                                pursuant to the

                ASD SYSTEMS, INC. 1999 LONG TERM INCENTIVE PLAN

          This INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made and entered into by and between ASD SYSTEMS, INC., a Texas Corporation (the
"Company"), and ______________ (the "Optionee"), effective as of         , 199
(the "Date of Grant").

          1.  Grant of Option.  The Company hereby grants to the Optionee and
              ---------------
the Optionee hereby accepts, subject to the terms and conditions hereof, an
incentive stock option (the "Option") to purchase up to            shares of
Company's Series B Common Stock (the "Common Stock") at the Exercise Price per share set forth in Section 4 below. The Optionee acknowledges that the Common Stock is nonvoting.

          2.  Governing Plan.  This Option is granted pursuant to the Company's
              --------------
1999 Long Term Incentive Plan (the "Plan"), a copy of which is attached hereto. Capitalized terms used but not otherwise defined herein have the meanings as set forth in the Plan. The Optionee agrees to be bound by the terms and conditions of the Plan, which are incorporated herein by reference and which control in case of any conflict with this Agreement.

          3.  Expiration of the Option.  The Option (to the extent not earlier
              ------------------------
exercised or terminated due to cessation of the Optionee's employment or otherwise in accordance with the Plan) will expire at the end of business on _______, 2000, ten (10) years from the Date of Grant of the option. The Option may terminate sooner under certain circumstances, including, without limitation, termination of the Optionee's employment or other relationship with the Company, as set forth in Section 5.13 (Just Cause Dismissal, death, normal retirement, Permanent Disability and termination other than for Just Cause Dismissal) of the Plan. The Option may not be exercised after its expiration or termination.

          4.  Exercise Plan.  The "Option Price" of the Option is       per
              -------------
share of Common Stock. The Exercise Price is subject to adjustment as set forth in Section 6.2 of the Plan.

          5.  Vesting. On each Measurement Date set forth in Column 1 below, the
              -------
Option shall vest and become exercisable for the corresponding number of shares of Common Stock set forth in Column 2 below if the Optionee's employment has not terminated. The "Vested Portion" of the Option as of any particular date shall be the cumulative total of all shares for which the Option has become exercisable as of that date.

             --------------------------------------------
                 Column 1                    Column 2
                                        Shares Vesting on
             Measurement Date           Measurement Date
             --------------------------------------------






          Notwithstanding the foregoing, in the event the Optionee's employment with the Company and/or its subsidiaries is terminated within one (1) year after a "Change in Control" (as defined below) then, immediately prior to the effective date of such termination, all Options which have not lapsed, shall become fully vested and exercisable (if not already vested and exercisable) by Optionee for a period of thirty (30) days thereafter. In addition, upon a Change in Control, pursuant to Section 7.2 of the Plan, this Option shall be automatically converted into the right to receive, and thereafter shall be exercisable for, in accordance with the Plan and this Agreement, the securities, cash and/or other consideration that a holder of the shares underlying the Options would have been entitled to receive upon consummation of a Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of appropriate exercise prices). The phrase "Change in Control" used but not otherwise defined herein has the meaning set forth in Article VIII of the Plan.

      6. Exercise of the Option.  The Vested Portion (as herein defined)
         ----------------------
 of the Option may be exercised, to the extent not previously exercised, in whole or in part, at any time or from time to time prior to the expiration or termination of the Option, except that no Option shall be exercisable except in respect to whole shares, and not less than one hundred (100) shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option. Exercise shall be accomplished by providing the Company with written notice in the form of Exhibit I hereto, which notice shall be irrevocable when delivered and effective upon payment in full of the Option Price in accordance with Section 5.04 of the Plan and any amounts required in accordance with Section 5.11 of the Plan for withholding taxes, and the satisfaction of all other conditions to exercise imposed under the Plan.

      7. Payment of Option Price.  Upon any exercise of the Option, the exercise
         -----------------------
price for the number of shares for which the Option is then being exercised and the amount of any federal, state and local withholding shall be paid in full to the Company in cash or in such other form as the Long Term Incentive Plan Committee deems acceptable at the time of exercise.

      8. Nontransferability of Option.  The Option shall not be transferable or
         ----------------------------
assignable by the Optionee, other than in accordance with Section 5.9 of the Plan or by will or the laws of descent and distribution (or as otherwise permitted by the Long Term Incentive Plan Committee in its sole discretion), and shall be exercisable during the Optionee's lifetime only by him or her or by his or her legal representative(s) or guardian(s).

     9. Administration.  The Plan and this Agreement shall be administered
        --------------
and may be definitively interpreted by the Long Term Incentive Plan Committee, and the Optionee agrees to accept and abide by the decisions of such Long Term Incentive Plan Committee concerning administration and interpretation of the Plan and this Agreement.

          IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company by its duly authorized officer, and by the Optionee in acceptance of the above-mentioned Option, subject to the terms and conditions of the Plan and of this Agreement, all as of the day and year first above written.

                                         ASD SYSTEMS, INC.


                                         ----------------------------
                                         By:  Norm Charney, President

                                         OPTIONEE


                                         ----------------------------

                               NOTICE OF EXERCISE
                                     under
                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------
                                pursuant to the
                ASD SYSTEMS, INC. 1999 LONG TERM INCENTIVE PLAN


To:  ASD Systems, Inc. (the "Company")

From:_________________________________

Date:_________________________________


      Pursuant to the ASD Systems, Inc. 1999 Long Term Incentive Plan (the "Plan") and the Incentive Stock Option Agreement (the "Agreement") between the Company and myself effective ______________________, I hereby exercise my Option as follows:

Number of shares of Common Stock I wish to purchase under the Option
Exercise Price per share                                                     $
Total Exercise Price                                                         $
"Vested Portion" of Option (see definition in Section 5 of the Agreement) Number of shares I have previously purchased by exercising the Option Expiration Date of the Option


      I hereby represent, warrant, and covenant to the Company that:

      a. I am acquiring the Common Stock for my own account, for investment, and not for distribution or resale, and I will make no transfer of such Common Stock except in compliance with applicable federal and state securities laws and in accordance with the provisions of the Plan.

      b. I can bear the economic risk of the investment in the Common Stock resulting from this exercise of the Option, including a total loss of my investment.

      c. I am experienced in business and financial matters and am capable of
(i) evaluating the merits and risks of an investment in the Common Stock; (ii) making an informed investment decision regarding exercise of the Option; and
(iii) protecting my interests in connection therewith.

      I acknowledge that I must pay the exercise price in full and make appropriate arrangements for the payment of all federal, state and local tax withholdings due with respect to the Option exercised herein, before the stock certificate evidencing the shares of Common Stock resulting from this exercise of the Option will be issued to me.

      Attached in full payment of the exercise price for the Option exercised herein is ( ) a check made payable to the Company in the amount of $___________________.